EXHIBIT 99.2

First Quarter Fiscal Year 2004 October 21, 2003

Safe Harbor This presentation may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties, many of which are outside the Company's control. As such, no assurance can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Factors could cause actual results to differ materially from such forward-looking statements. For a description of these factors, see the Company's prior filings with the Securities and Exchange Commission, including the most recent Form 10-K. ACS disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future event, or otherwise.

Jeff Rich, CEO First Quarter Overview

Q1 FY04 Overview Record Revenue: $1.037 Billion, 17% growth Organic revenue growth: 15% EPS: $0.62 per share, 24% growth Adjusted EPS: $0.60 per share, 20% growth Operating Cash Flow: $59 million Free Cash Flow: $17 million Bookings: $149 million annualized recurring revenue Third largest in company history Positive corporate governance changes Commenced share repurchase program Slide #1

Consolidated Financial Highlights ($ in millions) Slide #2 (a) Excludes the positive impact of depreciation adjustment in the federal government segment as a result of the pending sale.

Consolidated Financial Highlights ($ in millions) Slide #3

Quarterly New Business Trends ($ in millions) Slide #4 Q1 FY02 Q2 FY02 Q3 FY02 Q4 FY02 Q1 FY03 Q2 FY03 Q3 FY03 Q4 FY03 Q1 FY04 All Other 43 78 58 80 86 91 72 80 Top Three 87 45 29 58 58 151 98 65 149

New Business Trends Slide #5 Strong commercial signings Increase in multi-scope engagements (BPO and ITO) HR outsourcing gaining traction Robust sales pipeline

Gateway Transaction Slide #6 5th largest transaction in ACS history IT outsourcing Finance and Accounting outsourcing HR outsourcing 3rd client on Motorola HR platform Most comprehensive HR outsourcing contract in the industry

Corporate Governance Changes Slide #7 Majority of Board is independent Audit, Compensation, Nominating and Governance Committees are fully independent Adopted director & executive stock ownership guidelines Policy on auditor rotation Adopted other "best practice" corporate governance policies Top quartile industry ranking from ISS

Share Repurchase Program Slide #8 September 2, 2003: Announced a share repurchase program of up to $500 million As of October 17, ACS has repurchased 1.5 million shares at an average cost of $50 per share

Other Matters Slide #9 Timing on Lockheed Martin Transactions Department of Education Recompete Department of Justice Investigations Georgia Health Partnership Dispute

Mark King, President & COO Operational Overview

Commercial Segment - Financial Highlights ($ in millions) Slide #10 Total growth down due to AFSA acquisition anniversary Internal growth expected to reaccelerate in second quarter FY04 internal growth expected to be between 16% to 17% Operating margins continue to be solid; year-over year comparison adversely impacted by client loss in December 2002 due to acquisition. Comments:

State and Local Segment - Financial Highlights ($ in millions) Slide #11 Strong organic revenue growth: 22% Slight sequential acceleration in internal growth due to HIPAA projects Solid operating margin at approximately 17% Comments:

Federal Segment - Financial Highlights ($ in millions) Slide #12 (a) Excludes the impact of depreciation adjustment in the federal government unit as a result of the pending sale. Sequential internal revenue growth increase due to Defense business Margins increased due to lower G&A costs Comments:

Summary of Internal Growth Slide #13

FY2004 First Quarter New Business Signings ($ in millions) Slide #14

New Business Pipeline Slide #15 Robust new business pipeline Pipeline in excess of $1.0 billion annualized recurring revenue Significant number of mid-market opportunities Large opportunities in welfare eligibility and education market

Bookings Analysis Slide #16 (a) Excludes Federal bookings and related revenue contribution in fiscal year 2003 due to pending divestiture.

Internal Growth Analysis Slide #17 Fiscal Year 2004 internal growth with no more bookings: 11-12% Additional bookings in fiscal year 2004 required to generate 15% internal growth: $275 million

Bookings Summary-Trailing Twelve Months (1997 - current) Slide #18 6/1/1997 9/1/1997 12/1/1997 3/1/1998 6/1/1998 9/1/1998 12/1/1998 3/1/1999 6/1/1999 9/1/1999 12/1/1999 6/1/2000 6/1/2000 9/1/2000 12/1/2000 3/1/2001 6/1/2001 9/1/2001 12/1/2001 3/1/2002 6/1/2002 9/1/2002 12/1/2002 3/1/2003 6/1/2003 9/1/2003 Trailing 12-months bookings 99.1 122 117 124 134 146 146 150 150 159 181 209 232 275 300 312 345 379 420 431 478 491 611 694 701 706 706 ($ in millions)

Warren Edwards, CFO Financial Overview

Base Revenue ($ in millions) Slide #19

Balance Sheet - Assets Held for Sale Reconciliation ($ in millions) Slide #20

Other Financial Metrics Slide #21

Days Sales Outstanding - Analysis Slide #22 Adversely impacted by timing of payments - - approximately $11 million of collection equals a DSO impact of one day Georgia payment delays had a 1.5 day impact Remaining impact related to slower collections in both our State and Local segment and Federal segment

Georgia A/R Update ($ in millions) Slide #23

Cash Flow ($ in millions) Slide #24

Cash Flow Analysis Slide #25

Fiscal Year 2004 Guidance ($ in millions, except EPS amounts) Slide #26 (1) Excludes impact from federal divestiture and related discontinuance of depreciation and amortization.